Registration Statement No. 33-_____________


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                        __________________________

                                 FORM S-8
          Registration Statement Under the Securities Act of 1933
                        __________________________


                              A.T. CROSS COMPANY
            (Exact name of issuer as specified in its charter)

     RHODE ISLAND     ______                  05-0126220
 (State or other jurisdic-                   (I.R.S. Employer
  tion of incorporation)                     Identification No.)

                              One Albion Road
                       Lincoln, Rhode Island  02865
                               (401)333-1200
            (Address, including zip code, and telephone number,
     including area code, of registrant's principal executive office)

            A.T. Cross Company Non-Qualified Stock Option Plan
                         (Full Title of the Plan)

                            Tina C. Benik, Esq.
                              One Albion Road
                       Lincoln, Rhode Island  02865
                               (401)333-1200
         (Name, address, including zip code, and telephone number,
           including area code, of agent for service of process)

                                 Copy to:
                          Lynne Barry Dolan, Esq.
                         2400 Hospital Trust Plaza
                      Providence, Rhode Island 02903
                               (401)421-3670
                           ____________________

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. []

    Approximate Date of Commencement of Proposed Sale to Public:
From time to time after the effective date of this Registration
Statement.

                                       Exhibit Index on Page 11


                     CALCULATION OF REGISTRATION FEE

========================================================================



  Title of
Each Class of                 Proposed       Proposed
 Securities     Amount        Maximum        Maximum         Amount of
   to be       to be       Offering Price    Aggregate       Registra-
 Registered   Registered     Per Share(*)    Offering Price  tion Fee

Class A
Common Stock
(par value
$1.00)        675,000 shs.   $15.75          $10,631,250     $3,665.94


========================================================================



(*) Computed pursuant to Rule 457(h) solely for the purpose of determining
the registration fee, based on the average of the high and low prices of the
Corporation's Common Stock as reported by the American Stock Exchange on
November 28, 1995.


                                    2

                                 PART II

               INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3.  Incorporation of Certain Documents by Reference.

    The following documents heretofore filed by A.T. Cross
Company (the "Registrant") with the Securities and Exchange
Commission pursuant to the Securities Exchange Act of 1934
(the "Exchange Act") are incorporated by reference in this Registration Statement:

    (a)  The Registrant's latest Annual Report filed on
Form 10-K; and

    (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the prospectus referred to in (a) above; and

     (c) The description of the Registrant's Class A common stock contained in the Registrant's registration statement filed under
Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Class A common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    Not applicable.

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           Item 6.  Indemnification of Directors and Officers.

    Under the Rhode Island Business Corporation Act, a corporation has the power to indemnify any person made a party to any proceeding by reason of the fact that he is or was a director of the corporation or, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, so long as the person (i) conducted himself in good faith, (ii) reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and in all other cases that his conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, but shall not be made in respect of any proceeding in which the person shall have been adjudged to be liable to the corporation. Notwithstanding the foregoing, a director shall not be indemnified in respect of any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he shall have been adjudged to be liable on the basis that personal benefit was improperly received by him. Indemnification may not be made unless authorized in the specific case after a determination has been made by the Board of Directors or other specific body that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth above.

    In general, an officer of a corporation may be indemnified to the same extent as a director.

    In addition to the authority conferred upon the Registrant as provided above, the Restated Articles of Incorporation of the Registrant provide that the Board of Directors may authorize agreements to be entered into with each director to provide that the Registrant shall pay, on behalf of the director with whom the same is entered into, certain losses or expenses arising from claims made against the director in his capacity as a director of the Registrant by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or other act wrongfully done or attempted. The articles further provide that any agreement so authorized may provide for the advancement of expenses to a director prior to the final disposition of any action, suit or proceeding involving such

                                    4
director and based on the alleged commission by the director of any such breach of duty or other act wrongfully done or attempted, subject to an undertaking by the director to repay the same to the Registrant if the act involves a claim for which indemnification is not permitted under the articles and the final disposition of the action results in an adjudication adverse to the director.

    The Registrant's articles provide that any such agreement may not provide for the indemnification of a director, or for the reimbursement of a director, in connection with any claim
(A) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (C) for profits under Section 16(b) of the Exchange Act, or (D) for improper personal benefit (unless the transaction is permitted by the Rhode Island Business Corporation Act).

Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

    A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9.  Undertakings.

    (a)  The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i)   To include any prospectus required by
      Section                 10(a)(3) of the Securities Act
      of 1933, as amended (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereof); and


                                    5

      (iii)     To include any material information with respect to the plan
         of distribution not previously    disclosed in this Registration
         Statement or any               material change to such information in
         the      Registration Statement;

           provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the Registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report upon written request from the employee.

      (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is

                                    6
against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by itself is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.











                                    7

                               SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 1st day of December, 1995.


                               A.T. CROSS COMPANY


                          By: John E. Buckley
                          Title: Executive Vice President,
                                  Chief Operating Officer


                            POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below does hereby constitute and appoint Russell A. Boss, John E. Buckley and Tina C. Benik, and each of them, with full power of substitution and full power to act without the others, his true and lawful attorney-in-fact and agent for him in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 with respect to 675,000 shares of the Class A Common Stock, $1.00 par value, of A.T. Cross Company issued pursuant to the A.T. Cross Company Non-Qualified Stock Option Plan, and any or all amendments (including post-effective amendments) to such Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.








                                    8
    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    Signature                 Title                  Date

/s/ Bradford R. Boss     Chairman of the
Bradford R. Boss         Board and Director   December 1, 1995


/s/ Russell A. Boss      President,
Russell A. Boss          Chief Executive
                         Officer and Director December 1, 1995


/s/ John E. Buckley      Executive Vice
John E. Buckley          President, Chief
                         Operating Officer
                         and Director         December 1, 1995


/s/ Michael El-Hillow    Vice President
Michael El-Hillow        Finance, Chief
                         Financial Officer
                         and Treasurer       December 1, 1995


/s/ Donald W. Reilly     Controller and
Donald W. Reilly         Principal Account-
                         ing Officer         December 1, 1995


/s/ Terrence Murray      Director            December 1, 1995
Terrence Murray


/s/ Thomas C. McDermott  Director            December 1, 1995
Thomas C. McDermott


/s/ James C. Tappan      Director            December 1, 1995
James C. Tappan


/s/ Bernard V. Buonanno  Director            December 1, 1995
Bernard V. Buonanno, Jr.




                                    9


/s/ Edwin G. Torrance        Director      December 1, 1995
Edwin G. Torrance


/s/ H. Frederick Krimendahl  Director      December 1, 1995
H. Frederick Krimendahl II











                                   10

                              EXHIBIT INDEX


SEQUENTIALLY
EXHIBIT                                             NUMBERED
NUMBER                  EXHIBIT                       PAGE


  3.1    Amended and Restated
               Articles of Incorporation of
               the Registrant, (filed as
               Exhibit (3) to the Registrant's
               Report on Form 10-K for the year
               ended December 31, 1980 and by
               this reference incorporated
               herein); Amendment to Restated
               Articles of Incorportion
               (filed as Exhibit A to the
               Registrant's Definitive Proxy
               Statement for the 1989 Annual
               Meeting of Shareholders and by
               this reference incorporated
               herein).                               N/A


  3.2    By-laws of the Registrant, as
               amended.
      12


  5      Opinion of Lynne Barry Dolan, Esq.           22

 23.1    Consent of Ernst & Young LLP                 23

 23.2    Consent of Lynne Barry Dolan, Esq.
               (included in Opinion filed
               as Exhibit 5).
      N/A









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